Exhibit 4.1

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of January 3, 2017, among South State Corporation, a South Carolina corporation (“South State”), Southeastern Bank Financial Corporation, a Georgia corporation (“Southeastern”), and U.S. Bank National Association (herein, the “Trustee”).

RECITALS

WHEREAS, Southeastern and U.S. Bank National Association entered into that certain Indenture, dated as of December 5, 2005 (the “Original Indenture”), pursuant to which Southeastern has duly authorized the issuance of its Junior Subordinated Debt Securities due December 15, 2035 (the “Debt Securities”);

WHEREAS, South State and Southeastern entered into that certain Agreement and Plan of Merger, dated as of June 16, 2016, by and between Southeastern and South State (the “Merger Agreement”);

WHEREAS, on the date of this Supplemental Indenture, subject to the terms and conditions of the Merger Agreement, Southeastern will merge with and into South State, with South State being the surviving corporation (the “Merger”), whereupon the separate corporate existence of Southeastern will cease;

WHEREAS, Section 11.02 of the Original Indenture (as amended hereby, the “Indenture”) provides that South State shall expressly assume, by a supplemental indenture executed and delivered to the Trustee by South State, the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Southeastern;

WHEREAS, Section 9.01 of the Original Indenture authorizes, without the consent of Securityholders, the execution of a supplemental indenture to evidence the succession of another corporation to Southeastern, and the assumption by the successor corporation of the covenants, agreements and obligations of Southeastern under the Original Indenture;

WHEREAS, Southeastern has delivered to the Trustee an Officers’ Certificate stating, as applicable and subject to the terms provided therein, that this Supplemental Indenture complies with the requirements of Article IX of the Original Indenture, and an Opinion of Counsel that this Supplemental Indenture is authorized or permitted by, and conforms to the terms of Article IX and that it is proper for the Trustee under the provisions of Article IX to join in the execution of this Supplemental Indenture, and the Merger and the assumption permitted or required by the terms of Article XI of the Original Indenture comply with the provisions of Article XI of the Indenture; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.

NOW, THEREFORE, in compliance with Section 11.02 of the Original Indenture, and in consideration of the covenants contained herein and intending to be legally bound hereby, South State, Southeastern and the Trustee, for the benefit of the Securityholders, agree as follows:

1.                                      Assumption of Payment and Performance.  South State hereby expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of the Indenture on the part of Southeastern to be performed or observed.

2.                                      Effect of Supplemental Indenture.  Upon the execution of this Supplemental Indenture, (i) the Original Indenture has been and hereby is modified in accordance herewith; (ii) this Supplemental Indenture forms a part of the Indenture for all purposes; (iii) except as modified and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect; (iv) the Debt Securities shall continue to be governed by the Indenture; and (v) every Securityholder heretofore or hereafter under the Indenture shall be bound by this Supplemental Indenture.

3.                                      Notation on Debt Securities.  Debt Securities authenticated and delivered on or after the date hereof shall bear the following notation, which may be printed or typewritten thereon:

“Effective January 3, 2017, Southeastern Bank Financial Corporation, a Georgia corporation (“Southeastern”), was merged with and into South State Corporation, a South Carolina corporation (“South State”), with South State as the surviving corporation.  Pursuant to the First Supplemental Indenture dated as of January 3, 2017, South State assumed the obligations of Southeastern and the performance of every covenant and condition of the Indenture on the part of Southeastern to be performed or observed.”

If South State shall so determine, new Debt Securities so modified as to conform to the Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by South State and authenticated and delivered by the Trustee or the Authenticating Agent in exchange for the Debt Securities then outstanding, and thereafter the notation herein provided shall no longer be required.  Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided as to any Debt Security or to exchange any Debt Security for a new Debt Security modified as herein provided shall not affect any of the rights of the holder of such Debt Security.

4.                                      South State Representations.  South State represents and warrants that:

(a)                     it has all necessary power and authority to execute and deliver this Supplemental Indenture and to perform the covenants and obligations of the Indenture;

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(b)                     it is the successor of Southeastern pursuant to a valid merger effected in accordance with applicable law;

(c)                      it is a corporation organized and existing under the laws of the State of South Carolina; and

(d)                     this Supplemental Indenture is executed and delivered pursuant to Section 9.01 of the Indenture and does not require the consent of the holders of the Debt Securities.

5.                                      Conditions to Effectiveness.  This Supplemental Indenture shall become effective simultaneously with the effectiveness of the Merger, provided, that:

(a)                     the Trustee shall have executed a counterpart of this Supplemental Indenture and shall have received a counterpart of this Supplemental Indenture executed by each of Southeastern and South State;

(b)                     the Trustee shall have received an Officers’ Certificate substantially in the form attached hereto as Exhibit A;

(c)                      the Trustee shall have received an Opinion of Counsel substantially in the form attached hereto as Exhibit B; and

(d)                     Southeastern and South State shall have each duly executed and filed executed Articles of Merger with the Secretary of State of the State of South Carolina and a Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Merger.

6.                                      The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by South State.

7.                                      Notices.  Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Securityholders on South State may be given or served in writing, duly signed by the party giving such notice, and shall be delivered by facsimile (which telecopy shall be followed by notice delivered or mailed by first class mail) or mailed by first class mail to South State at:

South State Corporation

520 Gervais Street

Columbia, South Carolina 29201

Attention:  Keith S. Rainwater

Telephone:  (803) 231-3539

Email:  Keith.Rainwater@southstatebank.com

8.                                      Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof other than Section 5-1401 of the New York General Obligations Law.

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9.                                      Successors and Assigns.  This Supplemental Indenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and the holders of any Debt Securities then outstanding.

10.                               Headings. The headings used in this Supplemental Indenture are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Supplemental Indenture.

11.                               Counterparts.  This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

SOUTH STATE CORPORATION

By:	/s/ John C. Pollok
Name:	John C. Pollok
Title:	Chief Financial Officer and Chief Operating Officer

SOUTHEASTERN BANK FINANCIAL CORPORATION

By:	/s/ Darrell R. Rains
Name:	Darrell R. Rains
Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Steven J. Gomes
Name:	Steven J. Gomes
Title:	Vice President

[Signature Page to Southeastern Bank Financial Trust I First Supplemental Indenture]

Exhibit A

Officers’ Certificate

OFFICERS’ CERTIFICATE

Southeastern Bank Financial Statutory Trust I Supplemental Indenture

Each of the undersigned, Ronald L. Thigpen, President, Chief Operating Officer and Assistant Corporate Secretary of Southeastern Bank Financial Corporation, a Georgia corporation (the “Company”) and Darrell R. Rains, Executive Vice President and Chief Financial Officer of the Company, pursuant to Sections 9.05 and 14.06 of the Indenture, dated as of December 15, 2005 (the “Indenture”), by and between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), does hereby certify, on behalf of the Company in each of their respective capacities as an officer of the Company and not individually, that:

(A)                               South State Corporation (the “Successor Company”) and the Company have entered into an Agreement and Plan of Merger, dated as of June 16, 2016, which contemplates the merger of the Company with and into the Successor Company (the “Merger”), and have executed Articles of Merger to be filed with the Secretary of State of the State of South Carolina and a Certificate of Merger to be filed with the Secretary of State of the State of Georgia, in each case, on January 3, 2017;

(B)                               I have read and am familiar with the provisions of the Indenture and the First Supplemental Indenture, dated as of January 3, 2017 (the “Supplemental Indenture”), by and among the Company, the Successor Company and the Trustee, including all covenants and conditions precedent provided for therein;

(C)                               My statements and opinions contained herein are based on my examination or investigation of the provisions of the Indenture, including all covenants and conditions precedent provided for therein and the definitions relating thereto, and the Supplemental Indenture, as well as such other instruments, agreements and documents as I have deemed necessary or appropriate to certify as to the matters set forth herein;

(D)                               In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not the covenants and the conditions precedent provided for in the Indenture relating to the Merger and the Supplemental Indenture have been complied with and I have an informed opinion as to the Merger and the Supplemental Indenture; and

(E)                                In my opinion, all conditions precedent and covenants provided for in the Indenture relating to the Merger and the Supplemental Indenture have been complied with.

(F)                                 After giving effect to the Merger, no Default or Event of Default shall have occurred or be continuing.

Capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

IN WITNESS WHEREOF, I have hereunder signed my name on behalf of the Company (and not on my individual behalf) this 3rd day of January, 2017.

/s/ Ronald L. Thigpen
By:	Ronald L. Thigpen
President, Chief Operating Officer and Assistant Corporate Secretary

/s/ Darrell R. Rains
By:	Darrell R. Rains
Executive Vice President and Chief Financial Officer

Exhibit B

Opinion of Counsel

[Bryan Cave LLP Letterhead]

January 3, 2017

U.S. Bank National Association, as Trustee

One Federal Street

Third Floor

Boston, Massachusetts 02110

Attention:  Steven Gomes

Re:                             Southeastern Bank Financial Statutory Trust I Supplemental Indenture

Ladies and Gentlemen:

We have acted as special counsel to Southeastern Bank Financial Corporation, a bank holding company incorporated in the State of Georgia (the “Company”), in connection with the merger of the Company with and into South State Corporation, a South Carolina corporation (the “Successor Company”) (the “Merger”), and the execution by the Company and the Successor Company of that certain First Supplemental Indenture, dated as of the date hereof (the “Supplemental Indenture”), entered into with respect to that certain Indenture, dated as of December 5, 2005 (the “Indenture”), by and between the Company and U.S. Bank National Association (the “Trustee”), pursuant to which the Junior Subordinated Debt Securities due December 15, 2035 (the “Debt Securities”) were issued.  For purposes of this opinion letter, “Transactions” means (a) the Merger by the Company, and (b) the execution of the Supplemental Indenture by the Trustee.

We are providing this opinion to you at the request of the Company pursuant to Sections 9.05, 11.03 and 14.06 of the Indenture.  Except as otherwise indicated, capitalized terms used in this opinion and defined in the Indenture will have the meanings given in the Indenture.

In connection with this opinion, and as the basis for the opinions contained herein, we have examined, among other things, the following documents:

a.                          Copy of the executed Indenture, and we have read the covenants and conditions thereof with respect to the Transactions, and the definitions relating thereto;

b.                          Copy of the executed Supplemental Indenture;

c.                           Officers’ Certificate of the Successor Company dated January 3, 2017;

d.                          Officers’ Certificate of the Company dated January 3, 2017;

e.                           Resolutions of the Board of Directors of the Successor Company dated December 15, 2016;

f.                            Executed Articles of Merger of the Company and the Successor Company dated January 3, 2017 (the “Articles of Merger”);

g.                           Certificate of good standing of the Company dated as of December 27, 2016; and

h.                          Certificate of good standing of the Successor Company dated as of December 21, 2016.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Company and the Successor Company, certificates of public officials and officers of the Company and the Successor Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents.  If any document we examined in printed, word processed or similar form has been filed with such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes.  We have relied without independent investigation as to matters of fact upon statements of governmental officials and upon certificates and statements of appropriate representatives or agents of the Company and the Successor Company.

In connection herewith: (a) we have not reviewed any other documents or agreements other than as set forth above (each an “Opinion Document”) and, in particular, we have not reviewed any document, agreement or law referred to or incorporated by reference into, any Opinion Document, (b) we have assumed that there are no documents or agreements that we have not reviewed that would have any effect on the opinions herein contained, (c) we have assumed that all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding, and enforceable obligations of all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform pursuant to such documents, (d) we have assumed that the Company and the Successor Company are in compliance with the Articles of Merger, and (e) we have assumed that the Company and the Successor Company are in compliance with, and the Merger and the Articles of Merger are and will be in compliance with, all applicable laws, rules and regulations.

For purposes of rendering this opinion, we assume that the Articles of Merger will be duly filed with the Secretary of State of the State of South Carolina and a Certificate of Merger will be duly filed with the Secretary of State of the State of Georgia, that the Merger will be fully effective as set forth in such filings, and that the Supplemental Indenture will become effective simultaneously with the effectiveness of the Merger.  Also, we have relied, without independent verification, on the validity of the certifications, representations and warranties of the Company and the Successor Company as provided in the Supplemental Indenture and in the Officers’ Certificates furnished pursuant to the requirements of Sections 6.07, 9.05, 11.03 and 14.06 of the Indenture.

We have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not the covenants and conditions set forth in the Indenture relating to the Transactions have been complied with and, based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                      The Supplemental Indenture (a) complies with the requirements of Article IX of the Indenture, and (b) is authorized or permitted by, and conforms to, the terms of Article IX of the Indenture.

2.                                      All conditions precedent to the execution of the Supplemental Indenture by the Trustee contained in Article IX of the Indenture have been complied with.

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3.                                      It is proper for the Trustee under the provisions of Article IX of the Indenture to join in the execution of the Supplemental Indenture.

4.                                      All conditions precedent to the Merger by the Company contained in Section 11.01 of the Indenture have been complied with.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a.                                           Our opinions herein reflect only the application of applicable New York State law (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such State and (B) the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such State, as to which we express no opinion) as applied by courts located in New York without regard for principles of conflict of laws or choice of law that would require application of any other law, and we do not express any opinions herein covering any other law.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

b.                                      Our opinions contained herein are limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

c.                                       Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

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We do not render any opinions except as set forth above.  This opinion letter is being delivered by us solely for the benefit of the Trustee pursuant to the provisions of Sections 9.05, 11.03 and 14.06 of the Indenture.  By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent in each instance.

This letter and the opinions expressed herein speak only as of the date of this letter.  By your acceptance of this opinion letter, you acknowledge and agree that (i) we have no obligation to update this opinion letter for subsequent events or legal developments after the date of this letter, and (ii) we have not completed any procedures or considered any information regarding the Company that has arisen or may arise subsequent to the date of this letter.

Very truly yours,

/s/ Bryan Cave LLP

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